SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 16, 2007 (April 11, 2007)

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s telephone number, including area code)

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

At the April 11, 2007 Waddell & Reed Financial, Inc. (the “Company”) Annual Stockholders Meeting, the Company’s stockholders approved an amendment to the Company’s 1998 Stock Incentive Plan, as amended and restated (the “Plan”) to eliminate (1) the Company’s ability to grant incentive stock options, (2) the 10-year term of the Plan, which is scheduled to expire on March 1, 2008, and (3) the Company’s ability to add back to the pool of shares reserved for issuance under the Plan any shares of the Company’s common stock that are tendered in payment of the exercise price and applicable taxes and commission in exercising a stock option under the Stock Option Restoration Program.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	10.1	First Amendment to the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as Amended and Restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: April 12, 2007	By:	/s/ Daniel C. Schulte
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as Amended and Restated.